Exhibit 2

May 22, 2015

Canadian Securities Administrators

Cameco Corporation

Annual Meeting May 22, 2015

Report of Voting Results

Under National Instrument 51-102

In accordance with Section 11.3 of National Instrument 51-102 – Continuous Disclosure Obligations, we advise of the results of the voting on the matters submitted to the annual meeting (the Meeting) of the shareholders (the Shareholders) of Cameco Corporation (the Corporation) held on May 22, 2015. Each of the matters set forth below is described in greater detail in the Notice for the Meeting and Management Proxy Circular mailed to Shareholders prior to the Meeting.

The matters voted upon at the Meeting and the results of the voting were as follows:

Item 1: Election of Directors

The following directors were elected to hold office for the ensuing year or until their successors are elected or appointed:

Ian Bruce	Catherine Gignac
Daniel Camus	Tim Gitzel
John Clappison	James Gowans
James Curtiss	Nancy Hopkins
Donald Deranger	Anne McLellan
Neil McMillan

Canadian Securities Administrators

May 22, 2015

If a ballot vote had been taken, based upon proxy votes by Shareholders received by the Corporation, the voting results for the election of directors, both before and after giving effect to the twenty-five (25%) percent non-resident Shareholder voting restriction, would have been:

Vote Results Before Reduction of Non-resident Vote:

Nominee	Votes For	% Votes For	Withheld	% Votes Withheld
Ian Bruce	201,330,350	92.97%	15,223,644	7.03%
Daniel Camus	199,422,514	92.09%	17,131,480	7.91%
John Clappison	214,802,171	99.19%	1,749,166	0.81%
James Curtiss	200,659,627	92.66%	15,894,367	7.34%
Donald Deranger	212,708,555	98.22%	3,845,439	1.78%
Catherine Gignac	215,072,291	99.32%	1,481,703	0.68%
Tim Gitzel	214,409,252	99.01%	2,144,742	0.99%
James Gowans	215,046,421	99.30%	1,507,573	0.70%
Nancy Hopkins	214,043,945	98.84%	2,510,049	1.16%
Anne McLellan	201,597,890	93.09%	14,956,104	6.91%
Neil McMillan	214,384,061	99.00%	2,169,933	1.00%

Vote Results After Reduction of Non-resident Vote to 25%:

Nominee	Votes For	% Votes For	Withheld	% Votes Withheld
Ian Bruce	137,549,160	90.13%	15,054,747	9.87%
Daniel Camus	136,693,554	89.57%	15,910,352	10.43%
John Clappison	151,031,875	98.97%	1,571,367	1.03%
James Curtiss	137,061,991	89.82%	15,541,916	10.18%
Donald Deranger	149,853,275	98.20%	2,750,631	1.80%
Catherine Gignac	151,311,771	99.15%	1,292,135	0.85%
Tim Gitzel	150,647,345	98.72%	1,956,562	1.28%
James Gowans	151,291,693	99.14%	1,312,213	0.86%
Nancy Hopkins	150,464,812	98.60%	2,139,094	1.40%
Anne McLellan	137,844,507	90.33%	14,759,399	9.67%
Neil McMillan	150,618,597	98.70%	1,985,310	1.30%

Item 2: Appointment of Auditors

By a vote by way of show of hands, KPMG LLP was appointed auditors of the Corporation to hold office until the next annual meeting of Shareholders, or until their successors are appointed.

If a ballot vote had been taken, based upon proxy votes by Shareholders received by the Corporation, the voting results for appointment of auditors, both before and after giving effect to the twenty-five (25%) percent non-resident Shareholder voting restriction, would have been:

Vote Results Before Reduction of Non-resident Vote:

Votes For	% Votes For	Votes Withheld	% Votes Withheld
236,876,044	98.18%	4,379,745	1.82%

Canadian Securities Administrators

May 22, 2015

Vote Results After Reduction of Non-resident Vote to 25%:

Votes For	% Votes For	Votes Withheld	% Votes Withheld
154,917,359	97.57%	3,861,996	2.43%

Item 3: Executive Compensation

On a vote by ballot, an advisory resolution was passed accepting the approach to executive compensation disclosed in Cameco’s Management Proxy Circular delivered in advance of this meeting.

The outcome of the ballot vote, both before and after giving effect to the twenty-five (25%) percent non-resident Shareholder voting restriction, was as follows:

Vote Results Before Reduction of Non-resident Vote:

Votes For	% Votes For	Votes Against	% Votes Against
196,810,197	90.88%	19,742,292	9.12%

Vote Results After Reduction of Non-resident Vote to 25%:

Votes For	% Votes For	Votes Against	% Votes Against
134,530,917	88.16%	18,074,956	11.84%

Cameco Corporation

By:	“Sean A. Quinn”
Sean A. Quinn
Senior Vice-President, Chief Legal Officer
and Corporate Secretary